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                                                                    EXHIBIT 10.2

                           ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement (the "Agreement") is made and entered into as of the 7th day of October, 1998, by and between Tunica Partners, LP ("Seller"), a Mississippi limited partnership, and Isle of Capri Casino-Tunica, Inc. ("Buyer"), a Mississippi corporation. Isle of Capri Casinos, Inc. ("Isle of Capri"), a Delaware corporation, joins this Agreement for the purposes of
Section III.F.6 and Section V.B hereof.

     Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Tunica Facility (as defined below) according to the terms and conditions of this Agreement.

     Therefore, in consideration of the premises and of the mutual agreements, representations, warranties and covenants contained herein, Seller and Buyer agree as follows:

1. DEFINITIONS. When used in this Agreement, the following terms, in addition to the other capitalized terms which are specifically defined in other sections of this Agreement, have the following respective meanings:

     A. "Cash Purchase Price" means Seven Million Four Hundred Thousand Dollars ($7,400,000).

     B. "Closing" means the closing of the transactions contemplated by this Agreement, which shall occur at 10:00 a.m. local time, on the Closing Date at the offices of Brunini, Grantham, Grower & Hewes, PLLC, 1400 Trustmark Building, Jackson, Mississippi 39201 or at such other place and time as Seller and Buyer may mutually agree upon.

     C. "Closing Date" means December 7, 1998, or such other date as may hereafter be mutually agreed to by the Buyer and Seller.

     D. "Deed of Trust" means the leasehold deed of trust from Buyer in favor of Seller securing the Promissory Note and covering the property covered by the Leatherman Lease in the form of Schedule 1.D hereof.

     E.   "Deferred Purchase Price" means Two Million Dollars ($2,000,000).

     F.   "Deposit" means One Hundred Thousand Dollars ($100,000).

     G. "Financing Statements" means UCC-1 Financing Statements to be filed in all jurisdictions appropriate to perfect the security interest in the collateral described in the Security Agreement.
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     H.   "The Guaranty" means the unconditional guaranty of Isle of Capri of the Promissory Note in the form of Schedule 1.H hereof.

     I. "Leatherman Easement" means a perpetual easement granted to Seller by the owners of the property covered by the Leatherman Lease covering those parts of the Water Supply System located on such property for which there are presently no easements.

     J. "Leatherman Lease" means the ground lease between R. M. Leatherman, Jr., et al and Harrah's Tunica Corporation dated November 22, 1993.

     K. "Orr Agreement to Grant Easements" means the agreement by James Potter Orr, et al., to grant easements to Buyer for the location of utilities traversing the Orr property to the Leatherman property and access easement across the road as presently lain out and constructed on the Orr property.

     L. "Orr Easement" means a perpetual easement granted to Seller by the owners of the property covered by the Orr Lease covering those parts of the Water Supply System located on such property for which there are presently no easements.

     M. "Orr License Agreement" means an agreement by James Potter Orr, et al., to allow Buyer to continue use of a percolation field until such time as the Buyer has connected the purchased facility to public utilities.

     N. "Orr Lease" means the ground lease between James Potter Orr, et al., and Harrah's Tunica Corporation dated November 22, 1993.

     O. "Permitted Liens" means current year ad valorem taxes not yet due and payable, the terms of ground leases covering the real property on which the Tunica Facility is located, and any other encumbrances which do not secure monetary obligations and which do not have a material adverse effect on the value of the Tunica Facility or its use for gaming purposes.

     P. "Promissory Note" means the promissory note in the form of Schedule 1.P hereof to be executed and delivered by Buyer to Seller at the Closing pursuant to Section II.B hereof.

     Q. "Purchase Price" means Nine Million Five Hundred Thousand Dollars ($9,500,000), which is the sum of the Deposit, the Cash Purchase Price, and the Deferred Purchase Price.

     R.   "Security Agreement" means the Security Agreement in the form of
          Schedule 1.R hereof to be executed by Buyer in favor of Seller.


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     S.   "Successor Rights" means (i) a ground lease to Buyer from the owners of the property covered by the Leatherman Lease, (ii) the Orr Agreement to Grant Easements, and (iii) the Orr License Agreement.

     T. "Tunica Facility" consists of the facility known as Harrah's Tunica I including, without limitation, the casino barge, all gaming equipment and other furnishings, fixtures and equipment presently located at the facility, all of Harrah's leasehold improvements, and all architectural, design and engineering documents related to the facility and the proposed expansion thereof presently in the possession of Seller.

     U. "Water Supply System" means the Water Well and all related land, easements, equipment, pipes connecting Harrah's Mardi Gras Facility, and all other appurtenances thereto.

     V. "Water Well" means the well owned by Seller or an affiliate located off the Tunica Facility premises which currently provides potable water to both the Tunica Facility and to the Harrah's Mardi Gras Facility.

II.  BASIC TRANSACTION.

     A. Sale and Purchase of Assets. At the Closing, Seller will sell and convey to Buyer, and Buyer will purchase and accept from Seller, the Tunica Facility. Buyer has agreed to purchase, and Seller has agreed to sell, only the Tunica Facility. No other assets of Seller, including but not limited to cash, bank accounts, other cash equivalents, securities, real estate, or interests in real estate shall be purchased by Buyer or sold by Seller.

     B. Purchase Price. At the Closing, Buyer will pay to Seller the Purchase Price. Payment of the Purchase Price shall be made as follows: (1) the Deposit shall be retained by Seller; (2) the Cash Purchase Price shall be paid by wire transfer of immediately available funds to an account designated by Seller at least three (3) business days prior to the Closing Date; and (3) the Deferred Purchase Price shall be paid by delivery of and pursuant to the Promissory Note.

     C. Allocation of Purchase Price. The Purchase Price shall be allocated among the assets comprising the Tunica Facility as set forth on
          Schedule 2.C of this Agreement. Seller and Buyer agree that each will complete and file its tax returns in a manner consistent with the allocations set forth in this Agreement for the taxable period in which the Closing occurs.

     D. No Assumption of Liabilities. Except as expressly set forth herein, Buyer has not agreed to assume, and Buyer shall not assume, any obligations or liabilities of Seller of any kind whatsoever.

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     E.   Transactions at Closing.  At the Closing, Seller shall sell, transfer, convey, assign and deliver the Tunica Facility to Buyer, free and clear of any liens and encumbrances other than Permitted Liens, and shall deliver to Buyer such documents, instruments and certificates as are required by this Agreement to be delivered by Seller. At the Closing, Buyer shall deliver to Seller the Purchase Price and such documents, instruments and certificates as are required by this Agreement to be delivered by Buyer. The conveyance documents for the Purchased Assets shall be in form and substance commonly used in the State of Mississippi and reasonably acceptable to Buyer, Seller, and their counsel.

III.  OTHER COVENANTS AND AGREEMENTS.

     A.   Cancellation of Leases; Easements; Successor Rights.


          1. Seller and Buyer have concluded negotiations with the owners of the property covered by the Leatherman Lease and the Orr Lease
               (a) providing for the cancellation of the Leatherman Lease and the Orr Lease at the Closing, (b) providing for the grant of the Leatherman Easement and the Orr Easement at the Closing, and (c) providing for the grant of the Successor Rights at the Closing. Such documents are satisfactory in form and substance to Seller and Buyer and have been deposited with Armstrong Allen Prewitt Gentry Johnston and Holmes, PLLC ("Escrow Agent") to hold pending and to deliver at the Closing pursuant to an escrow agreement, a copy of which is attached hereto as Schedule 3.A.1. Seller and Buyer are both parties to and beneficiaries of the escrow agreement and are satisfied with the terms thereof.

          2. Buyer and Seller will use their best efforts to obtain, prior to Closing, an opinion of an attorney licensed in the State of Mississippi, or other evidence satisfactory to Buyer and Seller in their sole discretion, that the parties executing the cancellations of the Leatherman Lease and the Orr Lease, the parties executing the Leatherman Easement and the Orr Easement, and the parties executing the Successor Rights, have good and valid title to the real property that is the subject of such documents free and clear of liens, encumbrances and assignments of leases that would prohibit such parties from granting the rights provided for in such documents.

     B. Water Supply System. After the Closing, Seller will allow Buyer to utilize the Water Supply System as the water supply for the Tunica Facility at no charge, subject to the following conditions:

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          1.   Unless earlier terminated pursuant to the terms hereof, Seller's obligation to provide water to Buyer shall terminate on the first anniversary of the Closing Date.

          2. In the event Seller in its sole and absolute judgment determines that the Water Well is no longer adequate to serve both the Tunica Facility and Harrah's Mardi Gras Facility, Seller shall have the right to terminate its obligation to provide water to Buyer effective upon written notice to Buyer.

          3. In the event Seller in its sole and absolute judgment determines that water quality problems have developed with respect to the Water Well, Seller shall promptly notify Buyer of such determination. In the event that, as a result of such water quality problems, Seller ceases using the Water Supply System as the water supply for Harrah's Mardi Gras Facility, Seller shall also have the right to cease providing water to Buyer.

          4. In the event the Mississippi Public Service Commission or other governmental authority orders Seller to cease supplying water to Buyer because of lack of regulatory authority, Seller shall have the right effective upon receipt of such order to cease providing water to Buyer.

          5. In the event that the Mississippi Public Service Commission or any other governmental authority raises an issue or makes a claim that the delivery of water by Seller to Buyer will or might require certification as a public utility, Seller shall have the right, upon sixty (60) days prior written notice to Buyer, to terminate Seller's obligation to provide water to Buyer.

          6. Buyer assumes the risk of all losses and liabilities resulting from any failures or inadequacy of the Water Well or Water Supply System, including, but not limited to, adequacy of water supply, pump failure, pipe breakage, or other mechanical failure, regardless of whether any such failure or inadequacy is solely or partly the fault of Seller.

          7. Buyer hereby releases and agrees to hold Seller harmless from, and covenants not to sue Seller with respect to, any and all claims, causes of action, losses, liabilities, and expenses suffered or incurred by Buyer resulting from or arising in any way out of the provision by Seller to Buyer of water pursuant to, and the undertakings assumed by Seller in, this Section III.B. Buyer agrees to indemnify and hold Seller harmless from, against and in respect of, and shall on demand reimburse Seller for, any and all claims, causes of action, losses, liabilities, damages and expenses suffered or incurred by Seller resulting from or arising in any way out of the provision by Seller to Buyer

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               of water pursuant to, and the undertakings assumed by Seller in, this Section III.B.

     C. Condition of Facility. Seller will use its commercially reasonable efforts to maintain the assets comprising the Tunica Facility in their condition as of August 10, 1998, normal wear and depreciation excepted, and subject to modifications made by Buyer pursuant to
          Section III.F hereof.

     D. Probity Clearance. Buyer will provide to Seller all documents related to the formation and organization of Buyer promptly upon execution hereof, and in any event not later than thirty (30) days prior to the Closing Date. Buyer shall make no change prior to the Closing in Buyer's officers and directors identified on Schedule 5.A.5 hereof, and Buyer shall not issue any equity securities or rights to acquire equity securities to any party other than Isle of Capri prior to the Closing. Buyer will cause Isle of Capri to notify Seller promptly in the event any person not identified on Schedule 5.A.5 becomes a five percent (5%) or greater shareholder of Isle of Capri.

     E. Inspection. Seller has furnished to Buyer the "Information Documents" as defined in a document dated August 10, 1998, entitled "Summary of Terms - Tunica I Facility," executed by Buyer and Seller. Buyer acknowledges (1) that it has been allowed unrestricted access to the Tunica Facility in order to (a) inspect and inventory the assets to be purchased, (b) satisfy itself that the facility is in compliance with all regulations of the Mississippi Gaming Commission, (c) satisfy itself that the facility is in compliance with all other government regulations, (d) determine the availability and adequacy for its needs of water, sewer, electricity, natural gas and other utility services and (e) make such other determinations regarding the facility and the assets as Buyer has determined to be necessary and appropriate, (2) that Buyer is satisfied with its inspection, and (3) that Buyer agrees to accept the Tunica Facility in its current condition, subject to
          (i) normal wear and depreciation pending the Closing and (ii) modifications made by Buyer pursuant to Section III.F hereof.

     F. Facility Modifications. Seller hereby grants Buyer the right, effective on the date hereof, to enter the Tunica Facility for the purpose of making such modifications as Buyer may desire in order to utilize the Tunica Facility for gaming purposes after the Closing. Such right of entry shall be subject to the following covenants and conditions:

          1. Such right of entry and all activities conducted pursuant thereto shall be at Buyer's sole risk and expense.

          2. Buyer shall indemnify and hold harmless Seller, Seller's officers, directors, employees, agents, and others acting on its behalf (the "Seller Indemnitees") from and against all claims, causes of action, liability, damages, losses, and

                                    Page 6
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               expenses (including reasonable attorneys' fees) arising out of or in any way connected with the activities conducted by Buyer pursuant to this Section III.F, regardless of whether such claim is based in whole or in part on the negligence or other wrongful conduct of the Seller Indemnitees.

          3. Buyer will maintain all types of insurance customarily maintained by parties engaged in the activities contemplated by this Section III.F, including but not limited to comprehensive liability with limits of not less than Ten Million Dollars ($10,000,000), builder's risk in the amount of the replacement value of the Tunica Facility, and worker's compensation. Buyer will use appropriate contractual provisions to assure that its contractors and subcontractors maintain appropriate and comparable insurance. Buyer will provide Seller, prior to commencing activities pursuant to this Section III.F, certificates evidencing that all such insurance is in full force and effect, and naming Seller as additional insured.

          4. Buyer shall promptly pay all costs and expenses related to the activities conducted by Buyer pursuant to this Section III.F, and Buyer will not allow its contractors, subcontractors, materialmen, or suppliers to file or assert a lien or claim against the Tunica Facility. In the event any party does assert a lien or claim against the Tunica Facility arising out of Buyer's activities pursuant to this Section III.F, Buyer will promptly take whatever action is necessary to cause such lien or claim to be released or withdrawn.

          5. In the event the Closing does not occur by the stated Closing Date and Buyer and Seller have not formally agreed in writing to extend the Closing Date to a subsequent date certain, Buyer will, at the request of Seller, restore the Tunica Facility to its condition immediately prior to the commencement of Buyer's activities pursuant to this Section III.F, which restoration shall be completed not later than sixty (60) days after Seller's request to restore. Notwithstanding the foregoing sentence, Buyer shall have no obligation to restore the Tunica Facility if
               (a) a change in the condition of the assets comprising the Tunica Facility occurs between the date hereof and the Closing which (i) is not caused by Buyer's activities pursuant to this Section III.F, (ii) which has a material adverse effect on the utilization of such assets for gaming purposes, and (iii) which is not cured by Seller prior to the Closing Date, or (b) Seller is unable to deliver good and valid title to the Tunica Facility free of all liens other than Permitted Liens. Buyer shall give Seller prompt notice of any change in condition of the assets comprising the Tunica Facility which Buyer contends will relieve it of its obligation to restore pursuant to the preceding sentence.

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          6.   Isle of Capri hereby agrees that it will be jointly and severally responsible and liable for Buyer's obligations set forth in this
               Section III.F.

     G. Earnest Money Deposit. Buyer has delivered to Seller the Deposit. In the event the Closing occurs, the Deposit will be retained by Seller and applied against the Purchase Price. In the event the Closing does not occur as a result of Buyer's breach of this Agreement, or Buyer in its sole discretion elects not to close, Seller shall retain the Deposit which, together with Seller's rights under Section III.F, shall be Seller's exclusive remedy with respect to such breach or failure to close. In the event the Closing does not occur for reasons other than breach of this Agreement by Buyer or Buyer's failure to close, the Deposit shall be refunded to Buyer. Interest earned on the Deposit after the date hereof will follow the principal amount of the Deposit.

     H. Exclusivity. From the date hereof until the earlier of the Closing Date or until this Agreement is terminated or abandoned as provided in
          Article VIII hereof, Seller shall not directly or indirectly solicit or initiate discussion concerning, or enter into negotiations with, or furnish any information that is not publicly available to, any third party relating to the purchase of the Tunica Facility.
          Notwithstanding the foregoing, Seller shall have the right to engage in discussions with the landlords of the Leatherman Lease and the Orr Lease and may receive communications from others in response to inquiries which occurred prior to August 10, 1998.

     I. Legal Impediments. In the event any third party prior to closing commences a legal action against Buyer or Seller challenging or in any way seeking to prevent the closing of the transaction contemplated by this Agreement, and if such action is not resolved within 180 days from its filing date, Seller shall have the right to terminate this Agreement and return the Deposit to Buyer, without further liability by either party except pursuant to Section III.F. The Closing will be delayed during such 180 day period or until the action is sooner resolved in a manner satisfactory to Seller.

     J. Prorations. Current year ad valorem taxes, rent, contract obligations, and other occupancy costs related to the Tunica Facility will be prorated as of the Closing Date. In the event actual year ad valorem taxes differ from the amount which was the basis of the proration, Seller shall account to Buyer or Buyer shall account to Seller, as appropriate.

     K. Security. The Promissory Note will be secured by (1) the Deed of Trust, the Security Agreement, and the Financing Statements or (2) the Guaranty, which will be executed and delivered by the parties thereto at the closing. Buyer shall notify Seller within twenty-one (21) days prior to Closing of its election of security instrument.

     L. No Transfer. Pending the closing, Seller shall not sell or convey, or agree to sell or convey, to any third party, any assets which comprise the Tunica Facility.

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     M.   Insurance.  Seller shall have the obligation of maintaining casualty insurance covering the Tunica Facility pending the closing. In the event that the Tunica Facility is materially damaged by fire, windstorm, or other casualty that is in no way related to the activities conducted by Buyer pursuant to Section III.F hereof, Buyer shall have the right to (1) terminate this Agreement, in which event Seller shall retain insurance proceeds with respect to such casualty, or (2) close notwithstanding such casualty, in which event Seller shall assign such insurance proceeds to Buyer.

     N. Best Efforts to Close. Both Seller and Buyer shall take all actions within their reasonable capabilities to render accurate on and as of the Closing Date their respective representations and warranties contained in this Agreement. Seller and Buyer shall use their best efforts to perform all of their covenants contained herein and to satisfy all of the conditions to the consummation of the transaction contemplated hereby, provided, that Seller and Buyer shall not be required to waive any of their respective rights hereunder. In the event that either Seller or Buyer learns that any representations or warranties contained herein may not be true in all material respects, or learns that any covenants contained herein may not be able to be performed or that any of the conditions to Closing may not be able to be met, such party shall immediately notify the other of such development.

IV.  REPRESENTATIONS AND WARRANTIES OF SELLER.

     Seller represents and warrants to Buyer as follows:

     A. Corporate Organization; Good Standing. Seller is a limited partnership, duly organized, validly existing, and in good standing under the laws of the State of Mississippi and has the power to enter into this Agreement and to carry out the transactions contemplated hereby.

     B. Authority and Binding Effect. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Seller have been duly authorized by all requisite actions of Seller. This Agreement and all documents and instruments contemplated hereby to be executed by Seller constitute and will constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

     C. No Violation. Neither the execution and delivery of this Agreement nor the consummation by the Seller of the transactions contemplated hereby will (1) cause any default in or breach of any provision of the charter documents of the Seller or any indenture, lease or other material contract to which the Seller is bound, and none of such actions will result in acceleration, or any similar right of any party, under any material agreement to which Seller is a party, or (2) result in the creation of any encumbrances upon the Tunica Facility. Neither the execution nor delivery of this

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          Agreement nor the consummation by Seller of the transactions contemplated hereby will constitute a violation of any judgment, decree, order, regulation or rule of any court or governmental authority or any statute or law. No consent, approval or authorization of any third party is required in connection with the execution, delivery and performance of this Agreement by the Seller.

     D. Title to Property; Encumbrances. Seller has good and valid fee simple title to the Tunica Facility, subject to no liens or other restrictions except as disclosed on Schedule 4.D. All such liens and restrictions other than Permitted Liens will be satisfied by Seller at or before the Closing, to the end that Seller will convey to Buyer good and valid fee simple title to the Purchased Assets free of any lien or other encumbrance whatsoever, other than Permitted Liens.

     E. Condition of Assets. The assets comprising the Tunica Facility have no material defects known to the officers of Seller or to the general manager of Harrah's Mardi Gras facility which would have a material adverse effect on the utilization of the Tunica Facility for gaming purposes. Otherwise, the Tunica Facility will be conveyed by Seller to Buyer in its "as is, where is" condition.

     F. Litigation. Seller is not engaged in or a party to any legal action or other proceeding, whether or not before any court or administrative agency, with respect to the Tunica Facility.

     G. Brokers and Finders Fees. Neither Seller nor anyone acting on its behalf has done anything to cause or incur any liability to any party for any brokers or finders fees or the like in connection with this Agreement or the transactions contemplated hereby for which Buyer would have any liability.

     H. Cancellations. Attached hereto as Schedule 4.H are true and accurate copies of cancellations of the Leatherman Lease and the Orr Lease.

     I. Limitation. Except as expressly provided herein, Seller makes no representation or warranty of any kind whatsoever relating to the Tunica Facility, either express or implied, including, without limitation, any implied warranty of merchantability, quality, condition or fitness for any particular purpose, or any representation or warranty relating to any defects, hidden, latent or otherwise, all such warranties being expressly waived by Buyer.

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22.  REPRESENTATIONS AND WARRANTIES OF BUYER AND ISLE OF CAPRI.

     A.  Buyer.  Buyer represents and warrants to Seller as follows:

          1. Corporate Organization; Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Mississippi, and has the power to enter into this Agreement and to carry out the transactions contemplated hereby.

          2. Authority and Binding Effect. The execution, delivery and performance of this Agreement and the other documents contemplated hereby to be executed by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and the other documents to be executed by Buyer pursuant hereto constitute and will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms.

          3. No Violation. Neither the execution and delivery of this Agreement nor the consummation by Buyer of the transactions contemplated hereby will (1) cause any default in or breach of any provision of the Articles of Incorporation or Bylaws of Buyer, or any indenture, lease or other material contract to which Buyer is bound, and none of such actions will result in acceleration, or any similar right of any party, under any loan or other agreement to which Buyer is a party, or (2) result in the creation of any encumbrances upon any of the properties or assets of Buyer. Neither the execution nor delivery of this Agreement nor the consummation by Buyer of the transactions contemplated hereby will constitute a violation of any judgment, decree, order, regulation or rule of any court or governmental authority or any statute or law. No consent, approval or authorization of any third party is required in connection with the execution, delivery and performance of this Agreement by Buyer.

          4. Brokers and Finder Fees. Neither Buyer nor anyone acting on its behalf has done anything to cause or incur any liability to any party for any brokers or finders fees or the like in connection with this Agreement or the transactions contemplated hereby for which Seller would have any liability.

          5. Probity Matters. Buyer is a wholly-owned subsidiary of Isle of Capri. Attached hereto as Schedule 5.A.5 is a list of officers, directors and five percent (5%) or greater shareholders of Isle of Capri. Isle of Capri is registered with the Mississippi Gaming Commission as a publicly traded holding company, and two of its wholly-owned subsidiaries are currently licensed by the Gaming Commission. The officers and directors of Buyer are

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               those persons identified on Schedule 5.A.5 with two asterisks next to their names.

          6. Successor Rights. Attached hereto as Schedule 5.A.6 are true and accurate copies of the Successor Rights.

     B. Isle of Capri. Isle of Capri represents and warrants to Seller as follows:

          1. Corporate Organization; Good Standing. Isle of Capri is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the power to enter into this Agreement and to carry out the transactions contemplated hereby. Isle of Capri is duly qualified to do business and is in good standing in the State of Mississippi.

          2. Authority and Binding Effect. The execution, delivery and performance of this Agreement and the other documents contemplated hereby to be executed by Isle of Capri have been duly authorized by all necessary corporate action on the part of Isle of Capri. This Agreement and the other documents to be executed by Isle of Capri pursuant hereto constitute and will constitute the legal, valid and binding obligation of Isle of Capri, enforceable against Isle of Capri in accordance with their respective terms.

          3. No Violation. Neither the execution and delivery of this Agreement nor the consummation by Isle of Capri of the transactions contemplated hereby will (1) cause any default in or breach of any provision of the Articles of Incorporation or Bylaws of Isle of Capri, or any indenture, lease or other material contract to which Isle of Capri is bound, and none of such actions will result in acceleration, or any similar right of any party, under any loan or other agreement to which Isle of Capri is a party, or (2) result in the creation of any encumbrances upon any of the properties or assets of Isle of Capri. Neither the execution nor delivery of this Agreement nor the consummation by Isle of Capri of the transactions contemplated hereby will constitute a violation of any judgment, decree, order, regulation or rule of any court or governmental authority or any statute or law. No consent, approval or authorization of any third party is required in connection with the execution, delivery and performance of this Agreement by Isle of Capri.

          4. Brokers and Finder Fees. Neither Isle of Capri nor anyone acting on its behalf has done anything to cause or incur any liability to any party for any brokers or finders fees or the like in connection with this Agreement or the transactions contemplated hereby for which Seller would have any liability.

          5. Probity Matters. Buyer is a wholly-owned subsidiary of Isle of Capri. Attached hereto as Schedule 5.A.5 is a list of officers, directors and five percent (5%) or greater shareholders of Isle of Capri. Isle of Capri is registered with the Mississippi Gaming Commission as a publicly traded holding company, and two of its wholly-owned subsidiaries are currently licensed by the Gaming Commission. The officers and directors of Buyer are those persons identified on Schedule 5.A.5 with two asterisks next to their names.

VI. CONDITIONS TO BUYER'S OBLIGATIONS. The obligations of Buyer to consummate the transactions contemplated by this Agreement and to pay the Purchase Price are subject to the satisfaction, on or prior to the Closing Date, of the following conditions, any and all of which may be waived by Buyer:

     A. Representations True; Obligations to Perform. (1) The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects at and as of the time of the Closing, except for representations and warranties specifically relating to a time or times other than the time of the Closing (which shall be true and correct at such other time or times) and except for changes permitted by this Agreement, with the same force and effect as if made at and as of the time of Closing; (2) Seller shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by Seller at or prior to the Closing; and (3) Seller shall have delivered to Buyer a certificate, signed by the General Partner of Seller, and dated the Closing Date, to all of such effects.

     B. No Material Adverse Change. There shall not have occurred any change since the date of this Agreement in the condition of the Tunica Facility (other than changes attributable to or resulting from Buyer's activities pursuant to Section III.F hereof) that would have a material adverse effect on the utilization of such facility for gaming purposes.

     C. No Liens. Seller shall have obtained releases of any liens or encumbrances affecting the Tunica Facility other than Permitted Liens.

     D. Opinion of Counsel. Buyer shall have received a satisfactory opinion from counsel to Seller, which may be Seller's staff counsel, dated the date of the Closing, addressing the matters set forth in Sections IV.A and IV.B hereof.

     E. Title Opinion . There shall have been delivered to Buyer the opinion or other evidence contemplated by Section III.A.2 which shall be in form and substance satisfactory to Buyer.

     F. Successor Rights. Buyer shall have received from the Escrow Agent originals of the Successor Rights duly executed and acknowledged by all parties thereto other than Buyer.

     G. Gaming Commission Approval. Seller shall have received all necessary approvals from the Mississippi Gaming Commission to convey the Tunica Facility.

VII. CONDITIONS TO THE SELLER'S OBLIGATIONS. The obligations of the Seller to consummate the transactions contemplated by this Agreement and to sell the Tunica Facility to Buyer are subject to satisfaction, on or prior to the Closing Date, of the following conditions, any and all of which may be waived by Seller:

     A. Representations and Warranties True; Obligations to Perform. (1) The representations and warranties of Buyer and Isle of Capri contained in this Agreement shall be true and correct at and as of the time of Closing, except for representations and warranties specifically relating to a time or times other than the time of Closing (which shall be true and correct at such other time or times) and except for changes permitted by this Agreement, with the same force and effect as if made at and as of the time of the Closing; (2) Buyer shall have performed or complied with all agreements and covenants required by this Agreement to be performed by Buyer at or prior to the Closing; and (3) Buyer and Isle of Capri shall have delivered to the Seller a certificate, signed by their respective Presidents and dated the day of Closing, to all of such effects.

     B. Purchase Price. Buyer shall have paid the Purchase Price in accordance with Section II.B hereof.

     C. Opinion of Counsel for Buyer. Seller shall have received a satisfactory opinion of counsel to Buyer, which may be Buyer's staff counsel, dated the Closing Date, addressing the matters set forth in Sections V.A.1, V.A.2, and V.A.5 hereof.

     D. Opinion of Counsel for Isle of Capri. Seller shall have received a satisfactory opinion of counsel to Isle of Capri, which may be Isle of Capri's staff counsel, dated the Closing Date, addressing the matters set forth in Sections V.B.1, B.V.2, and V.B.5 hereof.

     E. Cancellations. Seller shall have received from the Escrow Agent originals of the cancellations of the Leatherman Lease and the Orr Lease duly executed and acknowledged by all parties thereto other than Seller.

     F. Easements. Seller shall have received from the Escrow Agent originals of the Leatherman Easement and the Orr Easement duly executed and acknowledged by all parties thereto other than Seller.

     G. Security. Buyer shall have delivered to Seller duly executed originals of either (1) the Guaranty or (2) the Deed of Trust, the Security Agreement, and the Financing Statements.

     H. Litigation. No legal action initiated by a third person shall be pending challenging or in any way seeking to prevent the consummation of the transactions contemplated by this Agreement.

     I. Probity Clearances. There shall have been no negative results as determined by Seller in its sole judgment and discretion from any probity checks for suitability under applicable licensing laws made by Seller on any persons identified as having an interest in or involved in any way with Buyer.

     J. Title Opinion. There shall have been delivered to Seller the opinion or other evidence contemplated by Section III.A.2 which shall be in form and substance satisfactory to Seller.

VIII.  TERMINATION AND ABANDONMENT; ETC.

     A. Termination and Abandonment. This Agreement may be terminated and abandoned at any time prior to the Closing Date: (1) by mutual agreement of the parties hereto; (2) by Buyer, if the conditions set forth in Section VI shall have not been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Seller on or before the Closing Date; or (3) by Seller, if the conditions set forth in Section VII shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Buyer on or before the Closing Date.

     B. Rights and Obligations upon Termination. If this Agreement is terminated pursuant to this Article VIII, this Agreement shall forthwith cease to have effect by and among the parties, and all further obligations of the parties shall terminate without further liability, except that the obligations of the parties with respect to the Deposit and under Section III.F hereto shall survive such termination.

     C. Specific Performance. Buyer shall have the right, in addition to the right to terminate pursuant to Section VIII.A(2), to the remedy of specific performance in the event of breach by Seller of this Agreement. In connection therewith, Seller agrees that any remedy at law for any breach of the provisions contained in this Agreement by Seller shall be inadequate. The remedies of termination, as provided in Section VIII.A(2), and the alternative remedy of specific performance as provided in this Section VIII.C, shall be the sole remedies available to Buyer in the event of breach of this Agreement by Seller prior to Closing.

IX.  POST-CLOSING INDEMNIFICATION.

     A. Indemnification by Seller. In the event the Closing occurs, Seller hereby agrees to indemnify and hold Buyer harmless from, against and in respect of, and shall on demand reimburse Buyer for any and all losses, liabilities and damages suffered or incurred by Buyer resulting from any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by Seller contained herein or in any certificate, document or instrument delivered to Buyer pursuant hereto or in connection herewith.

     B.   Limitation on Indemnity.

          1. Basket. Seller shall not have the obligation to indemnify Buyer under this Article IX for breach of any representation of warranty, unless and until the aggregate amount of all such claims against Seller for breaches of representations or warranties equals or exceeds One Hundred Thousand Dollars ($100,000), and then only to the extent that such claims exceed One Hundred Thousand Dollars ($100,000).

          2. Cap. Seller shall have no obligation to indemnify Buyer pursuant to this Article in an aggregate amount in excess of the Purchase Price.


X.  MISCELLANEOUS.

     A. Entire Agreement. This Agreement (including the exhibits and schedules) contains all the terms and conditions agreed upon by the parties with respect to the subject matter hereof, and no other representations, promises, agreements or understandings, written or oral, made prior hereto or contemporaneously herewith, regarding the subject matter of this Agreement, shall be of any force or effect.

     B. Modifications and Waivers. No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the date hereof, and signed by the party intended to be bound. No waiver of any breach, term or condition of this Agreement by either party shall constitute a subsequent waiver of the same or any other breach, term or condition.

     C. Counterparts. This Agreement shall be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     D. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Mississippi applicable to agreements made and to be performed entirely within such state.

     E. Headings. The headings used in this Agreement are for convenience only, shall not be deemed to constitute a part hereof, and shall not be deemed to limit, characterize or in any way affect the provisions of this paragraph.

     F. Exhibits. The exhibits and schedules are part of this Agreement as if fully set forth herein.

     G. Severability. If any provision of this Agreement is invalid, those portions of this Agreement that are not invalid shall nevertheless be enforced, unless such enforcement would materially alter the relative rights and obligations of the parties.

     H. Notices. All notices, requests, demands or other communications required or permitted by this Agreement shall be in writing, and delivery shall be deemed to be sufficient if delivered personally or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to Buyer:

               Isle of Capri Casino-Tunica, Inc.
               c/o Isle of Capri Casinos, Inc.
               711 Washington Loop
               Biloxi, Mississippi  39530
               Attention:  John M. Gallaway

               and

               Isle of Capri Casinos-Tunica, Inc.
               c/o Isle of Capri Casinos, Inc.
               2200 Corporate Boulevard, N.W.
               Boca Raton, Florida  33431
               Attention:  Allan Solomon

               With a copy to:

               Dana E. Kelly
               Phelps Dunbar
               Suite 500, 200 South Lamar Street
               Jackson, Mississippi  39201

               If to Seller:

               Tunica Partners, LP
               c/o Harrah's Operating Company, Inc.
               1023 Cherry Road
               Memphis, Tennessee  38117
               Attn:  Corporate Secretary

               With a copy to:

               Walter S. Weems
               Brunini, Grantham, Grower & Hewes, PLLC
               1400 Trustmark Building (39201)
               Post Office Drawer 119
               Jackson, Mississippi  39205-0119

          Either party may change its address pursuant to notice given by such party in accordance with the provisions of this section.

     I. Further Assurances. Each party agrees, at any time and from time to time, without further consideration, to take all such actions and execute and deliver all such documents as may be necessary to effectuate the purposes of this Agreement. Each party further agrees to cooperate in connection with any Internal Revenue Service audit relating to the transactions contemplated hereby.

     J. Announcements. Neither party will make any public announcement or issue any press release in respect of this Agreement or the transactions contemplated hereby prior to or in connection with the Closing without first giving the other party the opportunity to review and approve the proposed communication, which approval shall not be unreasonably withheld.

     K. Expenses. Except as otherwise provided herein, Buyer and Seller shall each pay the fees and expenses of its respective counsel, accountants and other experts incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

     L. Survival of Representations, Warranties and Covenants. Each of the representations, warranties, obligations, covenants and agreements of the parties included or provided for herein or in any schedule, certificate or other document delivered pursuant to this Agreement shall survive the consummation of the transactions contemplated by this Agreement. The representations and warranties contained in this Agreement or in any schedule, certificate or other document delivered pursuant hereto shall expire on the first anniversary of the Closing.

     M. Type of Damages. In the event of breach of this Agreement, neither party shall be liable to the other for special, indirect, or consequential damages (including lost profits or business opportunities, and regardless of the foreseeability of any such damages), or for exemplary or punitive damages.

     N. Assignment. Neither Buyer nor Seller may assign this Agreement, in whole or in part, without the prior written consent of the other, which shall not be unreasonably withheld. This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, Buyer and its respective successors and permitted assigns and Seller and its respective successors and permitted assigns. Isle of Capri shall have no right to delegate or assign its duties under this Agreement to any third party.

SELLER:                                 BUYER:

TUNICA PARTNERS, LP                     ISLE OF CAPRI CASINO-TUNICA, INC.

By: Harrah's Tunica Corporation,
General Partner                         By: /s/ Jack Galaway
                                            ---------------------------------


By:/s/ Thomas M. Morgan                 ISLE OF CAPRI CASINOS, INC.
   ------------------------------

                                        By: /s/ Jack Galaway
                                           ----------------------------------